SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): April 28, 1999


                       Waddell & Reed Financial, Inc.
           (Exact name of registrant as specified in its charter)


     Delaware                   00113913                51-0261715
  (State or other              (Commission            (IRS Employer
  jurisdiction of              File Number)           Identification No.)
  incorporation)

6300 Lamar Avenue
Overland Park, Kansas                                           66202
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number including area code: (913) 236-2000


                               Not Applicable
       (Former name or former address, if changed since last report)



Item 5.  Other Events.

            On April 28, 1999, the Board of Directors of Waddell & Reed Financial, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Class A Common Stock, $.01 par value, and Class B Common Stock, $.01 par value, of the Company (collectively, the "Common Stock"). The distribution is payable to the stockholders of record at the close of business on May 12, 1999. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of a series of the Company's preferred stock designated as Series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $85.00 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

            Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the Voting Power as represented by the outstanding shares of Common Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders, or (ii) 10 business days (or such later date as the Board shall determine prior to any person becoming an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Voting Power is defined as the total number of votes entitled to be cast in the general election of the directors of the Company. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

            The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on April 28, 2009 (the "Expiration Date"), unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

            As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

            In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a "Qualified Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Class A Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

            For example, at an exercise price of $85.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $170.00 worth of Class A Common Stock (or other consideration, as noted above) for $85.00. Assuming that the Class A Common Stock had a per share value of $17.00 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Class A Common Stock for $85.00.

            In the event that, on or at any time after a Stock Acquisition Date, the Company (i) engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and any shares of the Company's Common Stock are changed into or exchanged for other securities or assets or (iii) 50% or more of the assets, cash flow or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred so that each holder of a Right (except as noted below) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring Company which at the time of such transaction would have a market value (determined as provided in the Rights Agreement) of two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

            At any time until the tenth business day after a Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, (payable in cash, Class A Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

            At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the Voting Power as represented by the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Class A Common Stock at an exchange ratio of one share of Class A Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

            Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Class A Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

            Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

            The Rights Agreement, dated as of April 28, 1999, between the Company and First Chicago Trust Company of New York, as Rights Agent, specifying the terms of the Rights is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.   Exhibit
-----------   -------

      4 Rights Agreement, dated as of April 28, 1999, between Waddell & Reed Financial, Inc. and First Chicago Trust Company of New York, which includes as Exhibit B thereto, the Form of Rights Certificates.


                                 SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WADDELL & REED FINANCIAL, INC.


                                      By:  /s/ Helge K. Lee
                                          ------------------------------
                                          Name:  Helge K. Lee
                                          Title: General Counsel and
                                                 Secretary


Date: May 5, 1999



                             INDEX TO EXHIBITS



  Exhibit No.    Exhibit                                               Page
  -----------    -------                                               ----

       4 Rights Agreement, dated as of April 28, 1999, between Waddell & Reed Financial, Inc. and First Chicago Trust Company of New York, which includes as Exhibit B thereto, the Form of Rights Certificates.